UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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VITRAN CORPORATION INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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MANAGEMENT INFORMATION CIRCULAR

SOLICITATION OF PROXIES

AS OF THE 18TH DAY OF MARCH, 2011

(FOR USE AT THE ANNUAL MEETING OF

SHAREHOLDERS TO BE HELD ON APRIL 26, 2011)

THIS MANAGEMENT INFORMATION CIRCULAR IS FURNISHED IN CONNECTION WITH THE SOLICITATION BY THE MANAGEMENT OF VITRAN CORPORATION INC. (THE “COMPANY” or “VITRAN”) OF PROXIES FOR USE AT THE ANNUAL MEETING OF SHAREHOLDERS (THE “MEETING”) of the Company to be held at Vitran Corporation Inc., 185 The West Mall, Suite 701, Etobicoke, Ontario commencing at 4:30 in the afternoon (Toronto time), on Tuesday, April 26, 2011, and at any adjournment or adjournments thereof for the purposes set out in the foregoing notice of meeting. A copy of the Management Information Circular has been mailed on or about March 31, 2011 to shareholders of record on March 18, 2011. Holders of common shares of the Company (the “Common Shares”) who are unable to be present at the Meeting in person are requested to complete, sign, date and return the accompanying form of proxy to the Secretary of the Company, c/o Computershare Investor Services Inc., 100 University Avenue, 9th Floor, North Tower, Toronto, Ontario, M5J 2Y1, in time for use at the Meeting. An addressed envelope, with the postage prepaid, accompanies this Management Information Circular and may be used for such purpose. The cost of solicitation by Management will be borne directly by the Company. The solicitation will be primarily by mail; however, the directors, officers and employees of the Company may also solicit proxies by telephone, by facsimile or in person.

Unless otherwise indicated, all dollar references herein are in United States dollars.

Appointment and Revocation of Proxies

The persons named in the accompanying form of proxy are officers or directors of the Company and shall represent Management at the Meeting. A shareholder has the right to appoint as proxy holder a person or company other than the persons designated in the enclosed proxy form to represent him and to act on his behalf at the Meeting. A shareholder desiring to appoint some other person or company, who need not be a shareholder, to represent him at the Meeting may do so either by inserting such person’s or company’s name in the blank space provided in the form of proxy or by completing another form of proxy and in either case delivering the completed form of proxy addressed to the Secretary of Vitran Corporation Inc., c/o Computershare Investor Services Inc., 100 University Avenue, 9th Floor, North Tower, Toronto, Ontario, M5J 2Y1, no later than 4:30 pm (Toronto time) on the last business day preceding the day of the Meeting, or any adjournment thereof, or to the Chairman or Secretary of the Meeting at the beginning of the Meeting, or any adjournment thereof.

A proxy may be revoked by a shareholder:

(a)	by signing another form of proxy, bearing a later date, and depositing it with the Secretary of the Company any time up to and including the last business day before the Meeting;

(b)	as to any matter on which a vote shall not have already been cast pursuant to the authority conferred by such proxy, by signing a written notice of revocation and delivering it to the Chairman or Secretary of the Meeting; or

(c)	by attending the Meeting in person and personally voting the shares represented by the proxy.

In addition to the revocation in accordance with any of the aforesaid procedures, a proxy may be revoked under subsection 110(4) of the Business Corporations Act (Ontario) (a) by depositing an instrument in writing executed by the shareholder or by his attorney who is authorized, by a document that is signed in writing or by electronic signature, or if the shareholder is a company, by an officer or attorney thereof duly authorized, (b) by transmitting, by facsimile or electronic means, a revocation that is signed by electronic signature, and in the case of (a) or (b), such revocation is deposited at the registered office of the Company at any time up to and including the last business day preceding the day of the Meeting, or any adjournment thereof at which the proxy is to be used or delivered to the Chairman of the Meeting on the day of the Meeting or an adjournment thereof, or (c) by any other manner permitted by law.

Exercise of Discretion by Proxies

The Common Shares represented by the accompanying form of proxy will be voted or withheld from voting on any ballot that may be called for in accordance with the instructions of the shareholder executing it and if such shareholder specifies a choice with respect to any matter to be acted on at the Meeting the shares will be voted accordingly. In the absence of such instructions, such shares will be voted (i) on the election of the directors, in favour of the election of all the nominees for director named in this Management Information Circular; (ii) in favour on the advisory vote on executive compensation (commonly called “say-on-pay”); (ii) on the advisory vote on the frequency of the say-on-pay vote, in favour of the proposal to hold the say-on-pay vote every three years; and (iv) in favour of the appointment of KPMG LLP as auditor of the Company and to authorize the directors to fix the remuneration of the auditors. The accompanying form of proxy confers discretionary authority upon the persons named therein with respect to amendments or variations to matters identified in the notice of meeting or other matters that may properly come before the Meeting. At the time of the printing of this Management Information Circular, Management knows of no such amendments or other matters to come before the Meeting other than the matters specifically identified in the accompanying notice of meeting. If, however, amendments or other matters properly come before the Meeting or any adjournment thereof, the persons designated in the accompanying form of proxy will vote thereon in accordance with their judgement pursuant to the discretionary authority conferred by the form of proxy with respect to such matters.

The required quorum for the transaction of business at the Meeting is a minimum of two persons present in person, each being a shareholder of Vitran entitled to vote at the Meeting or a duly appointed proxy holder or representative for a shareholder so entitled, holding or representing by proxy at least one-third of the Common Shares entitled to be voted at the Meeting. Common Shares represented by proxies that indicate an abstention will be considered present for quorum purposes. A broker “non-vote” occurs when a broker or other nominee who holds Common Shares for another does not vote on a particular item because the nominee does not have discretionary voting authority for that item and has not received instruction from the owner of the Common Shares. Common Shares represented by proxies returned as broker “non-votes” will be considered present for quorum purposes in respect of any particular matter on which the brokers have not received instructions with respect to voting.

Directors will be elected by a plurality of the votes properly cast in person or by proxy. Unless authority to vote is withheld, the person named in the accompanying form of proxy intends to vote for the election of the six director nominees named herein. Abstentions and broker ‘non-votes’ will not be included in vote totals and will not affect the outcome of the voting on the election of directors.

Voting by Beneficial Shareholders

The information set forth in this section is important to the shareholders of the Company who do not hold their Common Shares in their own name.

Shareholders who hold Common Shares through their brokers, intermediaries, trustees, or other nominees (such shareholders being collectively called “Beneficial Shareholders”) should note that only proxies deposited by shareholders whose names appear on the share register of the Company may be recognized and acted upon at the Meeting. If Common Shares are shown on an account statement provided to a Beneficial Shareholder by a broker, then in almost all cases the name of such Beneficial Shareholder will not appear on the share register of the Company. Such Common Shares will most likely be registered in the name of the broker or an agent of the broker. Such Common Shares can only be voted by brokers, agents, or nominees (“Intermediaries”) and can only be voted by them in accordance with instructions received from Beneficial Shareholders. As a result, Beneficial Shareholders should carefully review the voting instructions provided by their broker, agent, or nominee with this Management Proxy Circular and ensure they communicate how they would like their Common Shares voted in accordance with those instructions.

Most brokers delegate responsibility for obtaining voting instructions from clients to a service company (a “Service Company”). The Service Company typically supplies a voting instruction form, mails those forms to Beneficial Shareholders, and asks those Beneficial Shareholders to return the forms to the Service Company or to follow the alternative voting procedures, as detailed on the voting instruction form. The Service Company then tabulates the results of all instructions received and provides appropriate instructions respecting the voting of shares at the Meeting. A Beneficial Shareholder receiving a voting instruction form from the Service Company cannot use that form to vote shares directly at the Meeting. Instead, the Beneficial Shareholder must return the voting instruction form to the Service Company or follow the alternative voting procedures, as mentioned above, well in advance of the Meeting in order to ensure such shares are voted. Alternatively, a Beneficial Shareholder may be given a proxy that has already been signed by the Intermediary (typically by a facsimile stamped signature), which is restricted as to the number of Common Shares beneficially owned by the Beneficial Shareholder but which is not otherwise completed. Since the Intermediary has already signed the form of proxy, this form of proxy is not required to be signed by the Beneficial Shareholder when submitting the proxy. In this case, the Beneficial Shareholder who wishes to vote by proxy should otherwise properly complete the form of proxy and deliver it as specified above.

In either case, the purpose of these procedures is to permit Beneficial Shareholders to direct the voting of the Common Shares of the Company, which they beneficially own. A Beneficial Shareholder who wishes to attend and vote at the Meeting in person (or to have another person attend and vote on behalf of the Beneficial Shareholder) should print the Beneficial Shareholder’s (or such other person’s) name in the blank space provided for that purpose in the first paragraph of the proxy form or, in the case of a voting instruction form, follow the corresponding instructions on that form. In either case, Beneficial Shareholders should carefully follow the instructions of their Intermediary and its service company, as applicable.

Voting Shares and Principal Holders Thereof

As at the date of this Management Information Circular, 16,330,041 Common Shares have been issued and are outstanding as fully paid and non-assessable, each carrying a right to one vote per share. The Company has no other shares of any other class issued and outstanding.

Each holder of issued and outstanding Common Shares of record on March 18, 2011, will be given notice of the Meeting and will be entitled to one vote per share at the Meeting.

The following table sets forth the information with respect to the beneficial ownership of Common Shares for (i) each director and director nominee, (ii) each executive officer, (iii) all current directors, director nominees and executive officers as a group, and (iv) to the knowledge of the directors and officers of the Company, the persons or companies beneficially owning, directly or indirectly, or exercising control or direction over, more than 5% of the outstanding Common Shares of the Company. “Beneficial Ownership” includes shares as to which a person has direct or indirect voting and/or investment power and shares that may be acquired pursuant to the exercise or conversion of any securities or rights held by such person, such as the exercise of vested stock options, within 60 days of the date of determination of beneficial ownership. Information for the significant shareholders listed below is based on the latest Schedule 13G reports that each such investor has filed with the SEC. Information for all other persons is provided as at March 18, 2011. Except as noted and to the knowledge of the Company, beneficial owners listed have sole voting and investment power with respect to shares beneficially owned.

	Approximate Number of Issued Common Shares Beneficially Owned Directly or Indirectly, Over Which Control or Direction is Exercised as of March 18, 2011 (1)		Common Shares Subject to Stock Options Exercisable by March 18, 2011 or that Become Exercisable Within 60 Days From March 18, 2011	Total Number of Common Shares Beneficially Owned (2)	Beneficial Ownership as a % of Outstanding Common Shares (2)
DIRECTORS and OFFICERS
Richard E. Gaetz	246,020	(3)	165,000	411,020	2.4%
Richard D. McGraw	29,543	(4)	Nil	29,543	(6)
Anthony F. Griffiths	70,800	(5)	10,000	80,800	(6)
John R. Gossling	Nil		Nil	Nil	Nil
Georges L. Hébert	Nil		10,000	10,000	(6)
William S. Deluce	Nil		10,000	10,000	(6)
Sean P. Washchuk	Nil		113,600	113,600	(6)

	Approximate Number of Issued Common Shares Beneficially Owned Directly or Indirectly, Over Which Control or Direction is Exercised as of February 25, 2011 (1)	Common Shares Subject to Stock Options Exercisable by March 18, 2011 or that Become Exercisable Within 60 Days From March 18, 2011	Total Number of Common Shares Beneficially Owned (2)	Beneficial Ownership as a % of Outstanding Common Shares (2)
(Continued)
Directors, Director Nominees and Executive Officers as a Group (7 persons)	346,363	308,600	654,963	4.0%
SIGNIFICANT SHAREHOLDERS
Wellington Management Company LLP	2,268,825	Nil	2,268,825	13.9%
75 State St.
Boston, MA USA
FMR Inc. (7)	1,862,513	Nil	1,862,513	11.4%
82 Devonshire St.
Boston, MA USA
T. Rowe Price Associates (8)	1,519,257	Nil	1,519,257	9.3%
100 East Pratt St.
Baltimore, MD USA
BlackRock Advisors, Inc.	929,121	Nil	929,121	5.7%
40 East 52nd St.
New York, NY USA
Next Century Growth Investors, LLC	924,235	Nil	924,235	5.7%
5500 Wayzata Blvd.,
Suite 1275
Minneapolis, MN USA
Allianz Global Investors Management Partners LLC (9)	879,641	Nil	879,641	5.4%
680 Newport Centre Dr.
Newport Beach, CA USA

NOTES:

(1)	The information as to the number and nature of Common Shares beneficially owned has been furnished by the respective directors, nominee directors, executive officers and shareholders individually.
(2)	Beneficial ownership is determined in accordance with the rules of the United States Securities and Exchange Commission. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares subject to options held by that person that are currently exercisable or that are or may become exercisable within 60 days of March 18, 2011 are deemed outstanding. These shares, however, are not deemed outstanding for purposes of computing the percentage ownership of any other person. As of March 18, 2011 there were 16,330,041 Common Shares outstanding.
(3)	These shares are held as to 16,400 shares by two trusts of which Mr. Gaetz is a trustee, as to 43,405 shares by Mr. Gaetz’s spouse, and as to 186,215 shares held directly by Mr. Gaetz.
(4)	These shares are held by Parkway Automotive Investments Limited, a corporation controlled by Mr. McGraw.
(5)	These shares are held as to 20,800 shares by 3102726 Canada Inc., a corporation over which Mr. Griffiths exercises control or direction, and as to 50,000 shares held directly by Mr. Griffiths.
(6)	Less than 1%.
(7)	Some or all of the shares may be owned by entities over which FMR Inc. serves as investment adviser with power to direct investments and/or has sole power to vote such shares.
(8)	Some or all of the shares may be owned by entities over which T. Rowe Price Associates, Inc. serves as investment adviser with power to direct investments and/or has sole power to vote such shares.
(9)	Some or all of the shares may be owned by entities over which Allianz Global Investors Management Partners LLC serves as investment adviser with power to direct investments and/or has sole power to vote such shares.

PROPOSAL 1

ELECTION OF DIRECTORS

The Articles of the Company provide that the Board of Directors of the Company shall consist of a minimum of three directors and a maximum of fifteen directors. The Board of Directors of the Company has fixed the number of directors to be elected at the Meeting at six. All of the nominees are now current members of the Board of Directors of the Company and have been since the dates indicated in the table below.

Management does not contemplate that any of the nominees will not be able to serve as directors but, if that should occur for any reason prior to the Meeting, the persons named in the accompanying form of proxy reserve the right to vote for another nominee at their discretion unless the shareholder has specified in the form of proxy that his shares are to be withheld from voting on the election of directors. Each director elected will hold office until the next Annual Meeting of the Shareholders or until his successor is duly elected unless prior thereto he resigns or his office becomes vacant by death or other cause.

Votes may be cast in favour of the election of directors or withheld. Unless authority to vote is withheld with respect to the election of directors, the persons named in the accompanying form of proxy intend to vote for the election of the persons nominated herein for election as directors. A vote is withheld when a properly executed proxy is marked WITHHOLD for the election of one or more directors. Votes that are withheld and broker non-votes will be counted for the purposes of determining the presence or absence of a quorum but will have no other effect on the election of directors. Further, brokers may no longer cast discretionary “uninstructed” votes in any election of directors.

The following table and the notes thereto state the names of all persons proposed to be nominated for election as directors; all other positions and offices of the Company, or any of its significant affiliates, now held by them; their principal occupations or employment for the preceding five (5) years; their periods of service as directors of the Company; and indicates those nominees who are members of the Company’s Audit Committee, Compensation Committee, and Nominating and Governance Committee. For the number of Common Shares beneficially owned by each proposed director, please see section entitled “Voting Shares and Principal Holders Thereof” above.

Name	Age	Director Since	Occupation & Employment Description
Richard D. McGraw Ontario, Canada	(67)	May 27, 1987	Mr. McGraw is the founding President and Chief Executive Officer of the Company. He served in this capacity from the inception of the Company until May of 2002 when he was appointed the non-executive Chairman of the Board of Directors. He is currently and has been for the last five years President and Chief Executive Officer of the Lochan Ora Group of Companies. Mr. McGraw is also a director of OutdoorPartner Media Corporation, Zenn Motors Limited, Sargasso Investments Limited and Catch the Wind. Until January 2009, Mr. McGraw was also a director of Exco Technologies Limited. (1) (2) (3)

			We believe that Mr. McGraw’s past experience as a senior officer and director of the Company, as well as his background as a successful entrepreneur and a director of other companies, lend themselves to Mr. McGraw’s service as a continuing director of the Company.

Name	Age	Director Since	Occupation & Employment Description
(Continued)

Richard E. Gaetz Ontario, Canada	(53)	May 17, 1995	Mr. Gaetz succeeded Mr. McGraw as the President and Chief Executive Officer of the Company in May of 2002. He held the positions of President and Chief Operating Officer of Vitran Corporation Inc. since he joined the Company in 1989. Mr. Gaetz was also a director of Drive Products Income Fund until September 2010.

			We believe that Mr. Gaetz’s long association with the Company, his experience as a senior officer and director of the Company, and his experience as a director of Drive Products Income Fund, lend themselves to Mr. Gaetz’s service as a continuing director of the Company.

Anthony F. Griffiths Ontario, Canada	(80)	May 27, 1987	Mr. Griffiths is one of the founding shareholders of the Company and served as the Company’s Chairman of the Board of Directors since inception to May 2002. Over the last eight years, Mr. Griffiths has been employed as an independent consultant and corporate director. Mr. Griffiths is also a director of Crum & Foster Holdings Corp., Fairfax Financial Holdings Limited, Novadaq Technologies Inc., Jaguar Mining Inc., Russel Metals Inc., and The Brick Group Income Fund. Mr. Griffiths in the last five years was also a director of PreMD Inc., Cunningham Lindsey Group Inc., Alliance Atlantis Communications Inc., Hub International Limited, Bronco Energy Ltd. and Abitibi Bowater Inc. (2) (3) (4) (5) (6)

			We believe that Mr. Griffiths’ long association with the Company, his varied and rich experience as a consultant, his experience as a long-time director of the Company, and his broad experience as a director of other public and private companies, lend themselves to Mr. Griffiths’ service as a continuing director of the Company.

John R. Gossling Ontario, Canada	(45)	Dec. 5, 2005	Since April 2008, Mr. Gossling has been the Chief Financial Officer of CTVglobemedia Inc. From 2005 to 2008, Mr. Gossling served as the Vice President Financial Operations of Rogers Communications Inc., and from 2000 to 2005 was the Chief Financial Officer of Rogers Wireless Communications Inc. From 1985 to 2000, Mr. Gossling was employed by KPMG and was a partner in the firm. Mr. Gossling is a Chartered Accountant with the Canadian Institute of Chartered Accountants. (1)

			We believe that Mr. Gossling’s high-level experience as a financial executive, his past experience as a partner of KMPG, and his past experience as a director of the Company, lend themselves to Mr. Gossling’s service as a continuing director of the Company.

Name	Age	Director Since	Occupation & Employment Description
(Continued)

Georges L. Hébert Québec, Canada	(63)	April 21, 2004	Since June 2003, Mr. Hébert has been the President, Chief Executive Officer and a director of Prosys Tech Corporation, a public corporation listed on the TSX Venture Exchange. From 1988 to 1998, Mr. Hébert was the President of J.A. Provost Ltée., a company involved in alarm systems that was sold to BCE. Mr. Hébert was also a director of Laurentian Bank until March 2008, and is a former director of MDS Aerospace. (1)

			We believe that Mr. Hébert’s high-level experience as the chief executive officer of a public company, his experience as a successful entrepreneur, and his experience as a director of the Company and of other companies, lend themselves to Mr. Hébert’s service as a continuing director of the Company.

William S. Deluce Ontario, Canada	(62)	April 21, 2004	Mr. Deluce has been the President and Chief Executive Officer of CSAE Inc. since 1998 and President and Chief Executive Officer of Wicklow Consulting Inc. since 2001. He also served as the President and Chief Executive Officer of McComas Industries International Inc. and SMT Surface Modification Technologies Inc. from 1998 to 2000. Mr. Deluce was also a director of Canstar Resources Inc. and a director of Candor Ventures Corp. until May 2005. (2) (3)

			We believe that Mr. Deluce’s experience as a successful entrepreneur, and his experience as a director of the Company and of other companies, lend themselves to Mr. Deluce’s service as a continuing director of the Company.

Sean P. Washchuk Ontario, Canada	(39)	n/a	Mr. Washchuk joined Vitran in 2000 as the Corporate Controller and was appointed Chief Financial Officer and Vice President Finance in 2004. Prior to joining Vitran in 2000, he was a Controller at a North American plastics recycling company and was also a manager at PricewaterhouseCoopers in the assurance and business advisory services practice. Mr. Washchuk is a Chartered Accountant with the Canadian Institute of Chartered Accountants.

NOTES:

(1)	Denotes member of Audit Committee.
(2)	Denotes member of Compensation Committee.
(3)	Denotes member of Nominating and Governance Committee.
(4)	Mr. Griffiths was formerly a director of Slater Steel Inc. On June 2, 2003, Slater Steel Inc. applied for and obtained an Order of the Ontario Superior Court of Justice under the Companies’ Creditors Arrangement Act (“CCAA”) for creditor protection and has since conducted an orderly wind-down.
(5)	Mr. Griffiths was formerly a director of Consumer Packaging Inc. during the period that it operated under CCAA protection. Canadian provincial securities regulators issued cease trade orders against Consumer Packaging’s management and insiders on June 20, 2001 and September 19, 2001, due to that company’s failure to file financial statements. Such cease trade orders were subsequently rescinded July 5, 2001 and October 31, 2001, respectively.
(6)	Mr. Griffiths was formerly a director of Brazilian Resources Inc. The Ontario Securities Commission and the British Columbia Securities Commission issued cease trade orders against Brazilian Resources’ management and insiders on May 30, 2001 and June 30, 2003, due to that company’s failure to file financial statements. Such cease trade orders were subsequently rescinded July 30, 2001 and October 16, 2003, respectively.

The Board of Directors recommends that you vote “FOR” the election of the director nominees set forth above.

Compensation

The Board of Directors in their role to provide strategic oversight on compensation polices and decisions review the composition of Vitran’s labour force in light of the strategic objectives of the organization. Significant changes to employee compensation, labour force composition and the work place environment are discussed and challenged by the Board.

The Board maintains dialogue with management and monitors industry statistics as it relates to the supply of qualified employees. The Company is dependent on its ability to hire and retain qualified drivers including owner operators. There is significant competition for qualified drivers within the trucking industry and attracting and retaining drivers has become more challenging. The Board recognizes that there is an aging population of qualified drivers and this could present a challenge to growth for the Company if it were unable to attract drivers and contract with owner operators. Compensation policies, with the Board oversight, are modified to ensure that the short-term financial objectives align with the demographics and competitive wage scales in the industry.

Like many other companies, Vitran in 2009 implemented certain salary and wage cost initiatives. Such initiatives include the suspension of our 401(k) matching program and a compensation reduction equal to 5 percent across all employees of the Company. It was Vitran’s expectation to increase wages as the freight pricing environment and corresponding financial results began to improve. Vitran has committed to its employee group to return the 5 percent wage reduction to all employees by the end of 2011. These decisions were made in consultation with the Board and the decision to make future changes will be analyzed with the Board. The Board recognizes that these decisions come with risks that could materially adversely affect our business.

Although Vitran has had a history of positive labour relations, the Board recognized that this will continue to be important to future success. The Board maintains dialogue with management on employee relations and outsourced labour to ensure the compositions of the labour force is consistent with the long-term strategic plan of the Company. With respect to the two labour unions, their collective agreements expire on February 28, 2011 and on March 31, 2015, respectively. There can be no assurance that these collective bargaining agreements will be re-negotiated on terms acceptable or favourable to Vitran.

The Compensation Committee

Purpose, Functions, Composition, and Meetings. The Compensation Committee reviews, analyzes, recommends, and approves all aspects of executive compensation. As more fully outlined in the Compensation Committee’s charter, the primary responsibilities of the Compensation Committee include:

•

reviewing and approving corporate goals and objectives relating to the compensation of the Chief Executive Officer, evaluating the Chief Executive Officer’s performance in light of those objectives, and determining and approving the Chief Executive Officer’s compensation based upon this evaluation;

•	reviewing and making recommendations to the Board regarding the compensation of the other Named Executive Officers;

•	reviewing and approving all forms of compensation, including base salary, cash performance incentives, stock options, deferred share units (DSUs) and benefits for the executive officers;

•	reviewing and making recommendations to the Board regarding the compensation of Board of Directors and its Committees; and

•	administering the stock option plan and the DSU plan, as in effect from time-to-time.

During 2010, Mr. Deluce, Mr. McGraw, and Mr. Griffiths served on the Compensation Committee, and Mr. Deluce served as Chairperson. Each of these individuals is currently a member of the Compensation Committee. The Compensation Committee met once in 2010. See “Executive Compensation – Compensation Discussion and Analysis” for a discussion of, the processes and procedures for recommending and setting compensation for the Named Executive Officers and directors, including the role of the Compensation Committee and executive officers.

Compensation Committee Charter. A copy of the Compensation Committee’s current charter is available free of charge on the Shareholder Relations section of our website at http://www.vitran.com and is available in print to any shareholder who requests it.

Report of the Compensation Committee. In performing its duties, the Compensation Committee, as required by applicable rules and regulations promulgated by the Securities Exchange Commission and the Canadian Securities Administrators, issues a report recommending to the Board of Directors that our Compensation Discussion and Analysis be included in this Management Information Circular.

The Report of the Compensation Committee shall not be deemed to be incorporated by reference into any filing made by us under the Securities Act of 1933 or the Exchange Act, notwithstanding any general statement contained in any such filings incorporating this Management Information Circular by reference, except to the extent we incorporate such report by specific reference.

Compensation Discussion and Analysis

Executive Compensation Philosophy

It is the belief of the Compensation Committee that executive compensation should

1)	link pay and performance; and

2)	attract, motivate, reward and facilitate the retention of the executive talent required to achieve corporate objectives. The primary long-term corporate objective is to create superior value for our shareholders.

In support of this philosophy, the Company uses several different executive compensation components that align rewards with the short-term and long-term performance of the Company and of each executive. These programs are structured to deliver competitive compensation levels for the achievement of specific performance objectives. Our philosophy for each component of pay is as follows:

•	Base Salaries: Based on individual and Company performance and the level of experience of the executives;

•	Annual Incentive Compensation: Cash incentive based on individual and Company performance;

•	Long-Term Incentive Compensation: Stock option incentive based on individual and Company performance;

•	Post-Employment Compensation: Deferred share unit serving as a substitute for a pension arrangement; and

•	Benefits and Perquisites: Provide additional compensation components consistent with the broad market practices for executives.

The Compensation Committee annually reviews the executive compensation levels of the Named Executive Officers and has the responsibility to make and approve changes in the total compensation of the Named Executive Officers, including the mix of compensation elements. The Compensation Committee has decision making authority over compensation levels. In making decisions regarding an executive’s total compensation, the Compensation Committee considers whether the total compensation is fair and reasonable, is internally appropriate based upon the Company’s culture and is within a reasonable range of the compensation. The Compensation Committee also bases its decisions regarding compensation upon its assessment of the executive’s leadership, integrity, individual performance, years of experience, skill set, level of commitment and responsibility required in the position, contributions to the Company’s financial and operating successes, the creation of stockholder value, and current and past compensation. In determining the mix of compensation components, the Compensation Committee considers the effect of each element in relation to total compensation.

Consistent with the Company’s culture, compensation is tightly linked to Company performance and shareholder value creation and as such, a substantial part of the compensation is at risk and is only earned if performance of our Company and the Named Executive Officer so warrants. In determining whether to increase or decrease an element of compensation, reliance is placed upon the business experience of the members of the Compensation Committee, the Compensation Committee’s general understanding of compensation levels of public companies, and the historical compensation levels of the executive officers. The Compensation Committee generally does not rely on rigid formulas, other than performance measures under our annual incentive program, or short-term changes in business performance when setting compensation. Base salaries or total executive compensation are not formally benchmarked against the executive compensation of any other company or group of companies. The Compensation Committee considers the proposals of the CEO when determining the compensation of the Named Executive Officers. Periodically, the Compensation Committee will engage an arm’s length third party to review the reasonableness of the compensation of an executive or group of executives. In 2005, Mercer Inc. was engaged to review the entire compensation package of the Chief Executive Officer. In 2009, Hugessen Consulting Inc. was engaged to review long-term incentive compensation options for the Company’s management group. Fees paid to Mercer Inc. and Hugessen Consulting Inc. were less than $120,000.00.

The following summarizes the compensation elements for the Named Executive Officers for the year ended December 31, 2010.

Base Salary

Base salaries are paid at levels that reward executive officers for ongoing performance and that enable us to attract, motivate, and retain highly qualified executives. Base pay is a critical element of our compensation program because it provides the Named Executive Officers with stability. Compensation stability allows the Named Executive Officers to focus their attention and efforts on creating stockholder value and on other business objectives. In determining base salaries, the Compensation Committee considers the executive’s current base salary and the executive’s qualifications and experience, including, but not limited to, the executive’s length of service with the Company, the executive’s industry knowledge, and the quality and effectiveness of the executive’s leadership, integrity, scope of responsibilities, dedication to our stockholders and Company, past performance, and current and future potential of providing value to the stockholders. The Compensation Committee adjusts base salaries annually to reflect the abovementioned factors but does not apply a specific weighting to such factors.

Annual Incentive Compensation

The annual incentive component represents a variable portion of the total compensation opportunity that motivates and rewards executives to achieve short-term corporate objectives. The Company’s annual incentive compensation is structured to provide cash incentives to the Named Executives Officers in the fiscal year based on the achievement of:

1.	key financial targets;

2.	specific objectives; and

3.	other achievements.

The Compensation Committee sets, for each executive officer, one or more key financial targets and one or more specific objectives. The annual cash incentive amount earned by each Named Executive Officer is primarily dependent upon the Company reaching or exceeding the specified financial targets and each Named Executive Officer successfully completing their specified objectives. Financial performance targets are typically established on a combined basis of income from operations, earnings per diluted share, return on capital employed (“ROCE”), revenue growth, earnings before income taxes, depreciation and amortization (“EBITDA”) and days sales outstanding (“DSO”), to align cash compensation payments with performance and the creation of shareholder value. Additionally, individual specific objectives may be based on the successful implementation of corporate policies, development of long-term business goals or strategic plans, or the exercise of specific areas of managerial responsibility.

The Compensation Committee determined that the maximum annual cash incentive for Mr. Gaetz and Mr. Washchuk for 2010 would be 140% and 105% of their base salary, respectively, for the attainment of the key financial targets. For 2010, the annual cash incentive for the achievement of key financial targets for each Named Executive Officer was structured to provide a cash payment based on EBITDA.

The matrix for the 2010 key financial target incentive was as follows:

EBITDA Target	Maximum % of Salary
	Mr. Gaetz	Mr. Washchuk
$20,000,000 or greater	50.0%	37.5%
$27,000,000 or greater	100.0%	75.0%
$30,000,000 or greater	110.0%	82.5%
$35,000,000 or greater	125.0%	93.8%
$40,000,000 or greater	140.0%	105.0%

The Compensation Committee also reserves the right to award other cash incentives for achievements in leadership, innovation, initiative, negotiation of significant corporate transactions, and other non-objective performance items. These awards are made on a discretionary basis by the Compensation Committee in conjunction with or in addition to the maximum annual cash incentive.

The Compensation Committee sets the financial targets and specific objectives for the Named Executive Officers by (i) engaging in active dialogue with our CEO concerning the Company’s strategic objectives and performance, and (ii) reviewing the appropriateness of the financial measures used for the annual incentive compensation. In determining an executive officer’s maximum cash bonus opportunity, the Compensation Committee considers (i) the value that achieving specific performance targets will add to the shareholders, (ii) the degree of difficulty in achieving specific performance targets, and (iii) each of the other elements comprising the executive’s total compensation.

Long-Term Incentive Compensation

The long-term incentive compensation is a stock-option-based equity plan that is used to, among other things, (i) provide annual incentives to executive officers in a manner designed to reinforce performance goals, (ii) attract, motivate, and retain qualified executive officers by providing them with long-term incentives, and (iii) most significantly align the executives’ and stockholders’ long-term interests by creating a strong, direct link between executive pay and stockholder return. This allows the Compensation Committee to link compensation to performance over a period of time by using stock options, which value a company’s long-term prospects by granting stock options that have multiple-year vesting schedules. Multiple-year vesting schedules create incentive for executive officers to increase stockholder value over an extended period of time because the value received from the stock option is based on the growth of the stock price. Such awards also incentivize executives to remain with the Company over an extended period of time. Thus, stock options provide an effective way of aligning the interests of our executive officers with those of our stockholders.

The Compensation Committee considers several factors when determining awards to be granted to the executive officers, including (i) the recommendations of the CEO; (ii) how the achievement of certain performance goals will help the Company improve its financial and operating performance and add long-term value to the stockholders; (iii) the value of the award in relation to other elements of total compensation, including the number of options currently held by the executive and the number of options granted to the executive in prior years; and (iv) the executive’s position, scope of responsibility, ability to affect the financial and operating performance, ability to create stockholder value, and historic and recent performance. Stock options are typically granted to the executives subsequent to the public disclosure of the fourth quarter and annual financial results. The exercise price is set at the Company’s closing share price on the last trading day prior to the grant date.

Post-Employment Compensation

On January 1, 2006 the Compensation Committee approved the Deferred Share Unit Plan for Senior Executives (“the DSU plan”) of the Company as a substitute for a pension arrangement. The Named Executive Officers are eligible to participate in the DSU plan which the Compensation Committee believes provides a long-term retirement incentive for the Named Executive Officers. The Compensation Committee believes the benefits provided by this plan are important factors in attracting and retaining the Named Executive Officers. The plan meets the definition of Nonqualified Deferred Compensation pursuant to Internal Revenue Code section 409A and regulation 6801(d) of the Canadian Tax Code.

Under this plan, Named Executive Officers as well as senior executives receive units at the end of each quarter equivalent to a fourth of the senior executive’s annual contribution entitlement, divided by the market price of common shares. The annual contribution entitlement amount varies based on the executive’s position in the Company and the years of eligible service. The maximum annual contribution entitlement varies between $2,500 and $20,000 per annum. Units accumulate in the name of each executive within the plan and payments are made in cash upon death, resignation, retirement or termination without cause of the executive. The Compensation Committee may from time-to-time approve discretionary awards to the DSU plan, but have never done so.

The Company operates a 401K plan for certain employees in the United States and makes contributions according to specific policies and financial formulae. In Canada, the Company makes contributions to a Registered Retirement Savings Plan (“RRSP”) based on the same plan guidelines that are available to all the Company’s employees in Canada. The Named Executive Officer is eligible to participate in the RRSP and the Company matches contributions up to a maximum of $1,500 annually.

Benefits and Perquisites

The Company provides medical, dental, vision, life insurance and disability benefits to all eligible non-contractual employees. The Named Executive Officers are eligible to participate in these benefit plans on the same basis as all other employees. The Company also uses perquisites for Named Executive Officers to provide a competitive offering and conveniences. Perquisites are generally limited to situations where there is some related business benefit to the Company. As such the Named Executive Officers are eligible for annual private medical assessments beyond what is provided in the employee health plan. In addition to the aforementioned benefits, the Company provides certain other perquisites that are limited to Named Executive Officers. The benefits and perquisites are reviewed annually by the Compensation Committee regarding the competitiveness and appropriateness. These items are further disclosed in the “All Other Compensation” table on page 17.

Employment Arrangements

1.	Richard E. Gaetz

The Company has entered into an employment agreement with Mr. Gaetz effective March 16, 2009. The agreement may be terminated by mutual consent, if the Company has just cause at common law for termination or with payment in lieu without just cause at common law for termination. Under the employment agreement, Mr. Gaetz has agreed that during the period of employment and for 12 months following his termination: (i) he will not solicit any person who is employed by the Company or any affiliate; and (ii) he will not contact any customers of the Company or any of its subsidiaries. Mr. Gaetz has also agreed all confidential records, material and information concerning the Company or its affiliates shall remain the exclusive property of the Company and Mr. Gaetz shall not divulge such information to any person.

Compensation. During the employment period, Mr. Gaetz will receive a (i) base salary (subject to annual review with increases at the sole discretion of the Board); (ii) participate in a bonus program for which the criteria is outlined by the Compensation Committee; and (iii) participate in senior executive benefit plans as determined by the Compensation Committee.

Termination without just cause. If the employment of Mr. Gaetz is terminated by the Company, and the Company does not have just cause at common law for such termination, Mr. Gaetz shall receive 24 months’ salary. The value of salary will be determined based on one-twelfth of the total base salary, bonuses, taxable and non-taxable benefits for the 12 months prior to such termination of employment. Furthermore on the effective date of termination of his employment, all his outstanding stock options will be deemed vested.

Change of control. If there is a “Change of Control” of the Company and the employment of Mr. Gaetz is terminated without just cause or Mr. Gaetz resigns from his said employment at any time within 1 year of the Change of Control, the Company shall pay to Mr. Gaetz a lump sum amount equivalent to 30 months’ salary. The value of salary will be determined based on one-twelfth of the total base salary, bonuses, taxable and non-taxable benefits for the 12 months prior to such Change of Control. In addition, on the effective date of termination of his employment, all his outstanding stock options will be deemed vested.

For the purpose of Mr. Gaetz’s employment agreement, a “Change of Control” will be deemed to have taken place if: (i) as a result of a takeover bid or acquisition in any form, a person or entity has the legal ability to cast votes with respect to greater than 50% of the common shares for the purpose of electing the directors of the Company; (ii) as a result of a merger, consolidation or sale of all or substantially all the assets of the Company the persons who were the directors of the Company before the transaction cease to constitute a majority of the directors of the Company; and (iii) three or more directors (together or separately) are elected whose election is opposed by the then majority of the directors of the Company. Potential payments, pursuant to the employment agreement assuming that the relevant triggering event occurred on the 1st business day of 2011, are disclosed in the “Potential Payments Upon Change in Control or Termination” table on page 20.

The Compensation Committee’s rationale for the “Termination without just cause” and “Change of Control” provision in Mr. Gaetz’s employment agreement is that after termination a longer job search period may be required to find another comparable position due to Mr. Gaetz’s seniority. The Compensation Committee also feels Mr. Gaetz is at greater risk of termination in the event of a Change of Control. Consequently the Compensation Committee recognizes the significant distraction that can arise from a possible sale or other disposition of the Company or a business unit and believes the “Change of Control” provision provides an incentive to Mr. Gaetz to remain focused on his work and act in the best interest of the Company.

2.	Sean P. Washchuk

The Company has not entered into a written employment agreement with Mr. Washchuk. Mr. Washchuk is entitled to his base salary, annual incentive compensation, long-term incentive compensation, post-employment compensation and benefits and perquisites described in the compensation discussion and analysis. Mr. Washchuk is not entitled to a payment as result of a termination without just cause or “Change of Control” pursuant to a written employment agreement.

Compensation Paid to the Named Executive Officers

Compensation Paid to the Chief Executive Officer

Mr. Gaetz has been the CEO of the Company since 2002, and from 1989 to 2002 served as the Chief Operating Officer of the Company. The Compensation Committee met in February 2011 with the CEO and in camera to determine adjustments to his base salary as well as the annual incentive and long-term incentive compensation awards.

Mr. Gaetz decided, in consultation with the Compensation Committee, to voluntarily accept a 10% base salary reduction effective January 26, 2009. The salary reduction was continued through 2010. Mr. Gaetz earned an annual cash bonus of 100% of his salary for the Company achieving EBITDA in excess of $27.0 million but less than $30.0 million for fiscal 2010. On October 26, 2010, Mr. Gaetz was awarded long-term incentives of 8,000 stock options for his achievements in 2010.

Compensation Paid to the Chief Financial Officer

Mr. Washchuk has been the CFO of the Company since 2004, and from 2000 to 2004 served as the Corporate Controller of the Company. The Compensation Committee met in February 2011 with the CEO and in camera to determine adjustments to Mr. Washchuk’s base salary as well as the annual incentive and long-term incentive compensation awards.

Mr. Washchuk, with agreement from the Compensation Committee, voluntarily accepted a 5% base salary reduction effective January 26, 2009. The salary reduction was continued through 2010. Mr. Washchuk earned an annual cash bonus of 75% of his salary for the Company achieving EBITDA in excess of $27.0 million but less than $30.0 million for fiscal 2010. On October 26, 2010, Mr. Washchuk was awarded long-term incentives of 8,000 stock options for his achievements in 2010.

Compensation Decisions with Respect to 2011

The Compensation Committee reviews and considers modifications in compensation of the Named Executive Officers. As such the base salaries for Messrs. Gaetz and Washchuk will be $563,000 and $240,000 respectively. With respect the DSU plan for Senior Executives of the Company, Messrs. Gaetz’s and Washchuk’s 2011 annual contribution entitlement will be $20,000. Their 2010 annual contribution entitlement is based upon their seniority and length of service with the Company. Consistent with management’s expectation to increase wages for its employees when the freight pricing environment and corresponding financial results improve, the base salaries reflect a reinstatement of the salary reductions implemented in 2009.

The annual incentive compensation for the Named Executive Officers continues to align the incentive requirements with the interests of the Company’s stakeholders. As such the Compensation Committee introduced a new financial target matrix for the Named Executive Officer annual cash incentive. The Compensation Committee determined that the maximum annual cash incentive for Mr. Gaetz and Mr. Washchuk for 2011 will be 140% and 105% of their base salary, respectively, for the attainment of the key financial targets. For 2011, the annual cash incentive for the achievement of key financial targets for Named Executive Officers was structured to provide cash payment based on earnings before income tax expense, depreciation and amortization expense (“EBITDA”).

The matrix for the 2011 key financial target incentive is as follows:

EBITDA Target	Maximum % of Salary
	Mr. Gaetz	Mr. Washchuk
$28,400,000 or greater	50.0%	37.5%
$33,500,000 or greater	100.0%	75.0%
$36,000,000 or greater	110.0%	82.5%
$40,000,000 or greater	125.0%	93.8%
$44,000,000 or greater	140.0%	105.0%

Report of the Compensation Committee

The Compensation Committee has reviewed and discussed with Management the foregoing Compensation Discussion and Analysis which appears in the Company’s 2011 Notice of Annual Meeting and Proxy Statement.

Based on the review and discussions referred to above, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be incorporated by reference into the Company’s Annual Report on Form 10-K and included in the Company’s 2011 Notice of Annual Meeting and Proxy Statement for filing with the Securities and Exchange Commission.

The Compensation Committee

Chairman, William S. Deluce

Richard D. McGraw

Anthony F. Griffiths

Statement of Executive Compensation

Summary Compensation Table

The following table sets forth the total annual compensation earned for services rendered during the last three financial years by the individuals (the “Named Executive Officers”) who were, at December 31, 2009, the Chief Executive Officer and Chief Financial Officer of the Company.

Name and Principal Position	Year	Salary (CAD$)	Bonus (CAD$)	Stock Awards ($)	Option Awards (CAD$) (1)	Non- Equity Incentive Plan Compen- sation ($)	Non- Qualified Deferred Compen- sation Earnings (US$) (2)	All Other Compen- sation (CAD$) (3)	Total (CAD$)
Rick E. Gaetz President & Chief Executive Officer	2010 2009	506,700 511,030 563,000	563,000 25,000 nil	nil nil nil	107,218 145,500 77,850	nil nil nil	20,000 20,000 20,000	26,260 21,995 21,400	1,223,178 726,257 683,658
2008
Sean P. Washchuk Vice President Finance & Chief Financial Officer	2010 2009	228,000 231,692 240,000	180,000 25,000 nil	nil nil nil	102,402 106,700 77,850	nil nil nil	18,500 16,500 14,500	24,980 22,675 21,631	553,882 404,821 355,002
2008

(1)	Compensation expense related to Option Awards represents the fair value of the awards on the grant date. The required information concerning the Company’s stock option plan appears in the Company’s 2010 Annual Report on Form 10-K, reference to which is hereby made, and the information therein is incorporated herein by reference.
(2)	Named Executive Officers received Non-Qualified Deferred Compensation Earnings pursuant to the DSU Plan for Senior Executives which is described under the heading “Nonqualified Deferred Compensation Table” on page 19 of this document.
(3)	See details in the “All Other Compensation” table below.

All Other Compensation

The following table sets forth the details of other compensation awarded to, earned by or paid to the Company’s Name Executive Officers for services rendered during the last three financial years.

Name	Year	Vehicle Allowance (CAD$)	Memberships (CAD$)	Company Contributions to RRSP (CAD$)	Medical Assessment (CAD$)	Other (CAD$)	Total (CAD$)
Rick E. Gaetz President & Chief Executive Officer	2010 2009 2008	18,000 13,800 13,800	4,800 4,800 4,700	1,500 1,500 1,500	1,960 1,895 1,400	— — —	26,260 21,400 20,795
Sean P. Washchuk Vice President Finance & Chief Financial Officer	2010 2009 2008	18,000 13,800 13,800	5,480 5,480 4,931	1,500 1,500 1,500	— 1,895 1,400	— — —	24,980 21,631 16,241

Grants of Plan Based Awards Table

The following table sets forth the stock and option awards, including non-equity incentive awards for the Named Executive Officers for the year ended December 31, 2010.

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number Of Shares Of Stock Or Units (#)	All Other Options Awards: Number Of Securities Under- lying Options (#)	Exercise Or Base Price of Option Awards (CAD$) (1)	Grant Date Fair Value of Stock and Option Awards (CAD$) (2)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Rick E. Gaetz President & Chief Executive Officer	October 26, 2010	n/a	n/a	n/a	n/a	n/a	n/a	n/a	8,000	11.18	43,600

Sean P. Washchuk Vice President Finance & Chief Financial Officer	October 26, 2010	n/a	n/a	n/a	n/a	n/a	n/a	n/a	8,000	11.18	43,600

(1)	The exercise price for options is the closing trading price of the common shares of the Company on the Toronto Stock Exchange on the day before the grant. The grant date is determined by the Compensation Committee.
(2)	Compensation expense is recognized for all share-based payments granted on or after January 1, 2006, based on the grant date fair value estimated in accordance with the provision of FASB ASC 718. The fair value of each stock option granted was estimated using the Black-Scholes-Merton fair value option-pricing model.

Equity Compensation Arrangements

Outstanding Equity Awards Table

The following table sets forth the stock and option awards for the Named Executive Officers as at December 31, 2009:

	Option Awards (1)					Stock Awards (2)
Name	Number Of Securities Underlying Unexercised Options (#) Exercisable	Number Of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number Of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price (CAD$)	Option Expiration Date	Number Of Shares Or Units Of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number Of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value Of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Rick E. Gaetz President & Chief Executive Officer	15,000 50,000 40,000 25,000 12,000 15,000 6,000 6,000 —	— — — — 3,000 10,000 9,000 24,000 8,000	15,000 50,000 40,000 25,000 15,000 25,000 15,000 30,000 8,000	4.00 3.50 20.50 18.75 22.00 21.09 12.79 10.40 11.18	Feb. 19, 11 Feb. 20, 12 Mar. 9, 14 Feb. 18, 15 Feb. 16, 16 Feb. 13, 17 Feb. 13, 18 Dec. 15, 19 Oct. 26, 20	n/a	n/a	n/a	n/a
Sean P. Washchuk Vice President Finance & Chief Financial Officer	1,200 15,000 40,000 5,000 12,000 18,000 6,000 4,400 —	— — — — 3,000 12,000 9,000 17,600 8,000	1,200 15,000 40,000 5,000 15,000 30,000 15,000 22,000 8,000	3.50 20.50 20.00 18.75 22.00 21.09 12.79 10.40 11.18	Feb. 20, 12 Mar. 9, 14 Oct. 22, 14 Feb. 18, 15 Feb. 16, 16 Feb. 13, 17 Feb. 13, 18 Dec. 15, 19 Oct. 26, 20	n/a	n/a	n/a	n/a

(1)	The Company’s stock options vest one-fifth annually on the anniversary of the stock options grant date.
(2)	During the financial year ended December 31, 2010, no Stock Awards were granted to Named Executive Officers and, as of December 31, 2010, no Stock Awards were outstanding.

Option Exercises and Stock Vested Table

The following table sets forth the value realized on Options Exercised and Stock Awards vested for the Named Executive Officers for the year ended December 31, 2010.

	Option Awards		Stock Awards
Name	Number of Shares Acquired On Exercise (#)	Value Realized On Exercise (CAD$)	Number of Shares Acquired On Vesting (#)	Value Realized On Vesting ($)
Rick E. Gaetz President & Chief Executive Officer	nil	nil	n/a	n/a
Sean P. Washchuk Vice President Finance & Chief Financial Officer	nil	nil	n/a	n/a

Nonqualified Deferred Compensation Table

The following table sets forth the contributions, earnings and balances under Nonqualified Deferred Compensation arranged for the Named Executive Officers at December 31, 2010:

Name	Executive Contributions In Last FY ($)	Registrant Contributions In Last FY (US$)	Number of Units (#)	Aggregate Earnings In Last FY (US$)	Aggregate Withdrawals/ Distributions (US$)	Aggregate Balance At Last FYE (US$)	Aggregate Number of Units (#)
Rick E. Gaetz President & Chief Executive Officer	nil	20,000	1,655	28,931	nil	103,597	8,184
Sean P. Washchuk Vice President Finance & Chief Financial Officer	nil	18,500	1,530	25,087	nil	78,479	6,200

(1)	Contributions are also disclosed under the column entitled “Nonqualified Deferred Compensation Earnings” in the Summary Compensation Table above. Under the DSU plan, Named Executive Officers as well as senior executives receive units at the end of each quarter based on the market price of common shares equivalent to the senior executive’s annual contribution entitlement. The annual contribution entitlement amount varies based on the position in the Company and the years of eligible service. The maximum entitlement contribution varies between $2,500 and $20,000 per annum. There were no payments or withdrawals from the DSU plan for the Named Executive Officers. Named Executive Officers received Nonqualified Deferred Compensation Earnings pursuant to the DSU Plan for Senior Executives which is described under the heading “Post-Employment Compensation” on page 13 of this document.

Potential Payments Upon Change in Control or Termination

The Company has entered into an employment agreement with Mr. Gaetz effective March 16, 2009. The agreement may be terminated by mutual consent or by the Company, if the Company has just cause at common law for termination or with notice or payment in lieu of notice without just cause at common law for termination. Under the employment agreement with Mr. Gaetz, he will receive certain compensation paid over a period of 12 months in the event of a “Change of Control” of the Company or termination without cause. The terms of Mr. Gaetz’s employment agreement are discussed in detail on page 13 under the heading “Employment Arrangements”. The following table details the amounts payable under the employment agreement as if employment was terminated on December 31, 2010, the last business day of the year.

Condition	Calculated Monthly Entitlement	Months	Gross Payment	Payment Pursuant to Employee DSU Plan	Payment Pursuant to Director DSU Plan	Total Compensation Payment	Stock Options Vested (1)	Value of Stock Options (2)
	CAD$	#	CAD$	US$	CAD$	CAD$	#	CAD$
Termination without just cause	91,330	24	2,191,920	103,597	53,983	2,349,500	223,000	716,330
Change of Control	91,330	30	2,739,900	103,597	53,983	2,897,480	223,000	716,330

(1)	Pursuant to the Company’s stock plan, all stock options immediately vest upon change in control.
(2)	Represents the value of “in-the-money” stock options based on the Company’s closing stock price on the TSX on December 31, 2010 of CAD $13.09.

Compensation of Directors

Name	Fees Earned (CAD$)	Stock and Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings (CAD$)	All Other Compensation ($)	Total (CAD$)
Richard D. McGraw	45,000	nil	nil	10,000	nil	55,000
Anthony F. Griffiths	24,300	nil	nil	10,000	nil	34,300
Richard E. Gaetz	nil	nil	nil	10,000	nil	10,000
John R. Gossling	31,500	nil	nil	10,000	nil	41,500
Georges L. Hébert	24,300	nil	nil	10,000	nil	34,300
William S. Deluce	25,200	nil	nil	10,000	nil	35,200
James D. Lutes	7,200	nil	nil	5,000	nil	12,200

Director and committee fees are paid to independent directors. For the financial year ended December 31, 2010, director fees were paid to five of the seven directors of the Company on the basis of a retainer of CAD$13,500 plus CAD$900 for each meeting of the Board of Directors that was attended. Mr. McGraw was paid an annual fee of CAD$45,000 as Chairman of the Board and was not paid for attendance at any Board or Board committee meetings. Fees for each of the Compensation and Nominating and Governance Committees were paid to two of six directors on the basis of a retainer to the chair of each committee (CAD$3,600 for the Compensation chair and CAD$2,700 for the Corporate Governance chair) plus CAD$1,350 for each meeting. Fees for the Audit Committee were paid to two of six directors on the basis of a retainer of CAD$7,200 to the chair of the committee plus CAD$1,350 for each meeting.

Commencing fiscal year 2005, the Company adopted a DSU plan for all directors. Under this plan each director receives units at the end of every quarter based on the market price of common shares equivalent to CAD$2,500. The holder of the unit, upon ceasing to be a director, is entitled to redeem the units for a cash amount equal to the market price of common shares on the redemption date. The Company awarded 5,242 units to the directors for the year ended December 31, 2010.

The Compensation Committee reviewed the director fees paid for 2008 and proposed a 10% reduction of director compensation for 2009. The Board of Directors accepted the Compensation Committee’s compensation reduction proposal. An increase in director fees will be considered when the freight pricing environment and corresponding financial results for the Company improve. The 10% temporary reduction of director compensation was reinstated effective January 1, 2011.

Directors and Officers Insurance

The Company has purchased a policy of insurance for the benefit of its directors and officers, and the directors and officers of its subsidiaries, against liability incurred by them in the performance of their duties as directors and officers of the Company, or its subsidiaries, as the case may be. The amount of premium paid with respect to this policy for the financial year ended December 31, 2010 was $126,360. The policy does not specify that any part of the premium is paid in respect of either directors as a group or officers as a group. The entire premium is paid by the Company. The current annual policy limit is $20.0 million subject to a deductible of $0.5 million per occurrence. There have been no claims under the directors and officers insurance.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the United States Securities Exchange Act of 1934 requires directors, executive officers and persons who own beneficially more than 10% of the equity securities of the Company to file reports concerning their ownership of the Company’s equity securities with the United States Securities and Exchange Commission, the NASDAQ Stock Exchange, and the Company. To our knowledge, based solely on a review of material provided to us, all such required reports were filed on a timely basis in fiscal 2010.

Share Performance Graphs

The following graphs compare the total shareholder return over the last five years of the Company’s Common Shares of $100 invested on January 1, 2004 assuming reinvestment of dividends at 100% of the market price on each of the dividend payment dates:

	2005	2006	2007	2008	2009	2010
Vitran Corporation Inc. (VTNC)	100.00	88.17	72.23	31.78	55.18	66.60
NASDAQ Total Index	100.00	109.52	120.27	71.51	102.89	120.29
Peer Group	100.00	80.28	55.93	42.35	48.66	62.13

Share Performance Graphs (continued)

	2005	2006	2007	2008	2009	2010
Vitran Corporation Inc. (VTN)	100.00	88.16	62.21	32.97	49.72	56.79
S&P/TSX Composite Total Return Index	100.00	117.26	128.79	85.27	116.53	137.05

Source: Fact Set Research Systems

              Peer Group Index is market cap-weighted and includes ABFS, CNW, ODFL, SAIA, and YRCW.

Corporate Governance

Corporate governance is the responsibility of the Board of Directors of the Company and is accomplished in concert with board committees and the senior management of the Company.

An effective system of corporate governance is recognized as a vital ingredient to the long-term financial performance of the Company. The guidelines for effective corporate governance issued by the Canadian securities regulators are contained in National Policy 58-201 – Corporate Governance Guidelines. The Company’s disclosure required by National Instrument 58-101 – Disclosure of Corporate Governance Practices (“NI 58-101”) relating to its corporate governance practices is set out in tabular form in Schedule A to this Management Information Circular.

Composition of the Board of Directors and Leadership Structure

The Board of Directors of Vitran is composed of six directors, all of which are independent except Rick Gaetz, the current Chief Executive Officer of the Company. Although Vitran’s articles of incorporation allow for up to fifteen directors, it is the opinion of the Board and management that the current size of the Board of directors allows the Company to be more responsive to operational issues, address governance requirements and assess risk management not in isolation but with consideration to all issues and objectives confronting the Company and its strategic plan. Each member of the Board brings a strong leadership background, senior business acumen and transportation industry experience.

It is the opinion of the Board that the role of the CEO and the role of the Chairman, Richard McGraw, be separated. The Board believes this creates a balance of authority and objective leadership. Furthermore, due to the separation of roles, the Board believes there is enhancement of:

•	Director communication within the Board
•	CEO feedback of performance
•	Adherence to governance requirements
•	Succession planning for the CEO
•	Board leadership and operational leadership.

Mandate of the Board

The Board is elected by the shareholders and represents all shareholders’ interests in continuously creating shareholder value. The following is the mandate of the Board:

•	Advocate and support the best interests of the Company.

•	Make best efforts to attend all Board and Board committee meetings and review all materials provided.

•	Review and approve strategic, business and capital plans for the Company and monitor management’s execution of such plans.

•	Review whether specific and relevant corporate measurements are developed and adequate controls and information systems are in place with regard to business performance.

•	Review the principal risks of the Company’s business and pursue the implementation by management of appropriate systems to manage such risks.

•	Monitor progress and efficiency of strategic, business, and capital plans and require appropriate action to be taken when performance falls short of goals.

•	Review measures implemented and maintained by the Company to ensure compliance with statutory and regulatory requirements.

•	Select, evaluate, and compensate the President and CEO and develop a position description for such officer involving the definition of the limits to his responsibilities.

•	Annually review appropriate senior management compensation programs.

•	Monitor the practices of management against the Company’s disclosure policy to ensure appropriate and timely communication to shareholders of material information concerning the Company.

•	Monitor whistleblower hotline program.

•	Monitor safety and environmental programs.

•	Review and discuss the development and implementation of programs for management succession and development.

•	Develop or approve selection criteria for new candidates for directorship.

•	Assure shareholders of conformity with applicable statutes, regulations and standards (for example, environmental risks and liabilities, and conformity with financial statements).

•	Annually conduct self-appraisal of Board members against clear criteria for performance.

•	Establish the necessary committees to monitor the Company.

•	Provide advice to and act as a sounding board for the President and CEO.

•	Discharge such other duties as may be required for the good stewardship of the Company.

Board of Directors Risk Oversight Statement

The Board of Directors of Vitran has the responsibility for risk oversight and has not delegated the responsibility to a committee of the Board. The Board believes tasking a single committee with enterprise risk oversight fails to take advantage of all the director’s abilities and would otherwise fail to keep all directors apprised of the risk profile of the Company.

The Board of Directors believes their role is balanced between compliance requirements and the strategic risk oversight of the Company. In so doing the Board provides support, advice and oversight of management development and implementation of the strategic plan of the Company.

Specifically, the Board annually reviews the strategic plan and the strategic scorecard to ensure that management is executing the plan. The Board, at all of its meetings, further provides on-going focus that ranges across operational, financial and other matters to assess risk and the achievement of the strategic plan.

Chairman of the Board Roles and Responsibilities

To allow the Board to function independently of management, the Nominating and Governance Committee shall ensure that the Board has a Chairman who meets the requirements of NASDAQ and of the Toronto Stock Exchange. The roles and responsibilities of the Chairman shall include, but are not limited to, the following:

•	Facilitating the independent functioning of the Board and management of the Company.

•	Ensuring that appropriate procedures are in place to allow the Board to work effectively and efficiently and to function independently of management.

•	Ensuring that the responsibilities of the Board are understood by both the Board and management and that the boundaries between Board and management responsibilities are understood and respected.

•

Together with the President and CEO, establishing position descriptions for the Board and the President and CEO and defining the limits to management’s responsibilities, to be approved by the full Board.

•	Maintaining an effective relationship between the Board and management of the Company.

•	Ensuring that the Board develops formal charters setting out the responsibilities of the Board and all Board Committees.

•	Annually reviewing the charters of the Board and Board committees and recommending to the Board such amendments to those charters as the Chairman or the committee believes are appropriate.

•	Ensuring that the Board works as a cohesive team and providing leadership essential to achieve this.

•	Ensuring that the resources available to the Board (in particular, timely and relevant information) are adequate to support its work.

•	Working closely with senior management to ensure that the conduct of Board meetings provides adequate time for serious discussion of relevant issues.

•	Setting the agenda of the Board in consultation with senior management.

•	Providing direction and advice to senior management of the Company.

•	Regularly evaluating the performance of the Board and Board committees (as against their charters) and reporting the results of such evaluations to the Board.

•	Regularly evaluating the contribution of individual Directors, and reporting the results of the evaluations to the individual Directors.

•	Working closely with the President and CEO to ensure that the Company is building a healthy corporate governance culture.

•	Ensuring that succession planning for the Board is carried out.

•

At the request of the Board, and with the agreement of the President and CEO, representing the Company to external groups such as shareholders and other stakeholders, including local community groups and governments.

•	Ensuring that, where functions (including the functions above) are delegated to appropriate Board Committees, the functions are carried out and the results reported to the Board.

Composition of the Board

The Board is composed of six members, five of whom are independent, as currently defined by the NASDAQ and under National Instrument 52-110 – Audit Committees. The related non-independent director is Richard E. Gaetz, the President and Chief Executive Officer of the Company. The Chairman of the Board is not a member of management.

The following is a list of the Board’s committees and the number of meetings held in 2010.

	Committee	Number of Meetings
1	The Audit Committee	4
2	The Compensation Committee	1
3	The Nominating and Governance Committee	1

The Nominating and Governance Committee charter, Compensation Committee and Audit Committee charter is available free of charge on the Company’s web-site at www.vitran.com.

Director Attendance

The Board met seven times during 2010, of which two meetings were held via telephonic conference call. All other directors attended 100% of the total number of Board meetings and meetings held by committees on which such directors served during 2010.

Consideration of Director Nominees

The Nominating and Governance Committee considers the criteria in the Nominating and Governance Committee charter in evaluating prospective nominees. The Nominating and Governance Committee ensures that the appropriate skills and qualities required of a new Board member are considered.

The Nominating and Governance Committee will consider qualified director nominees recommended by shareholders when such recommendations are submitted in accordance with the Company’s policies. Any shareholder wishing to submit a candidate for consideration should send the information listed below to the Secretary of the Company, Vitran Corporation Inc., 185 The West Mall, Suite 701, Toronto, Ontario, Canada M9C 5L5. When submitting a nomination to the Company, a shareholder at the minimum must provide for each director nominee: name and address of shareholder submitting the candidate, shares owned beneficially and of record by such shareholder, name, age and address of the candidate, the candidate’s principal occupation over the past five years, current directorships of the candidate on publicly held companies and investment companies, number of Company shares beneficially owned and of record by the candidate and a signed statement of the candidate indicating willingness to serve on the Board of Directors, if elected. The Nominating and Governance Committee is composed entirely of independent directors.

Codes of Conduct

The Company, together with the Nominating and Governance Committee, has established a Code of Conduct for directors, officers and employees which are available on the Company’s website at www.vitran.com.

The Code of Conduct signifies voluntary assumption by the Company’s senior executives, directors and employees of the obligation of ethical and professional conduct above and beyond the requirements of the law. The Code requires that the Company’s senior executives, directors and employees deal fairly with customers, suppliers, fellow employees, and the general public. Acceptance of this Code is mandatory for the Company’s senior executives, directors and employees. Failure to abide by the Code will serve as a basis for disciplinary action.

PROPOSAL 2

ADVISORY VOTE ON EXECUTIVE COMPENSATION

In accordance with the requirements of Section 14A of the Exchange Act (which was added by the Dodd-Frank Wall Street Reform and Consumer Protection Act) and the related rules of the SEC, we are providing the Company’s shareholders with the opportunity to vote on a non-binding advisory resolution to approve the compensation of the Company’s Named Executive Officers as described in this Proxy Statement in accordance with the SEC’s compensation disclosure rules.

As stated in the section of this Management Information Circular headed “Compensation Discussion and Analysis,” it is the belief of the Company’s Compensation Committee that executive compensation should: (a) attract, motivate, reward and facilitate the retention of the executive talent required to achieve the Company’s corporate objectives (the primary long-term corporate objective being the creation of superior value for our shareholders); and (b) link pay and performance. Accordingly, executive compensation continues to be tightly linked to executive retention and Company performance and shareholder value creation, and, as such, a substantial part of each Named Executive Officer’s compensation is at risk and is only earned if performance of our Company and the Named Executive Officer so warrants. In that section we noted that in order to reduce costs, and consistent with austerity measures adopted in 2009 that included a 5 percent compensation reduction across all employees of the Company, each of Mr. Gaetz and Mr. Washchuk voluntarily accepted base salary reductions of 10% and 5%, respectively, effective January 26, 2009, which continued through 2010. Consistent with management’s expectation to increase wages for its employees when the freight pricing environment and corresponding financial results improve, their base salaries for 2011 reflect $563,000 for Mr. Gaetz and $240,000 for Mr. Washchuk.

The Company is asking our shareholders to indicate their support for our Named Executive Officer compensation as described in this Management Information Circular. This proposal, commonly known as a “say-on-pay,” gives the Company’s shareholders the opportunity to express their views on the compensation paid to the Company’s Named Executive Officers. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our Named Executive Officers and the Company’s executive compensation philosophy, policies and practices described in this Management Information Circular. Accordingly, the Company is asking our shareholders to vote “FOR” the following resolution at the Annual Meeting:

“RESOLVED, that the Company’s shareholders hereby approve, on an advisory basis, the compensation of the Named Executive Officers, as disclosed in the Company’s Management Information Circular and Proxy Statement for the 2011 Annual Meeting of Shareholders.”

Adoption of this resolution will require the affirmative vote of a majority of the shares present or represented by proxy at the Annual Meeting and entitled to vote on the matter. Abstentions will have the same effect as votes against the Proposal. Brokers and other nominee holders do not have discretion to vote uninstructed shares with respect to this Proposal. Accordingly, if brokers or other nominee holders do not receive voting instructions from beneficial owners of the shares, they will not be able to vote the shares and broker non-votes may occur with respect to this Proposal. However, broker non-votes will not affect the outcome of the voting on this Proposal because it requires the affirmative vote of a majority of the shares present or represented by proxy at the Annual Meeting (as opposed to a majority of the shares outstanding).

This “say-on-pay” vote is advisory, and therefore is not binding on the Company, the Compensation Committee or the Board of Directors. However, the Compensation Committee and the Board value the opinions of our shareholders and, to the extent there is a significant vote against the named executive officer compensation as disclosed in this Proxy Statement, the Compensation Committee and the Board will consider the shareholders’ concerns and will evaluate whether any actions are necessary to address those concerns.

The Board of Directors recommends a vote “FOR” approval of the compensation of the Company’s Named Executive Officers, as disclosed in this Management Information Circular pursuant to the SEC’s compensation disclosure rules (which disclosure includes the Compensation Discussion and Analysis, the compensation tables and the narrative disclosures that accompany the compensation tables).

PROPOSAL 3

ADVISORY VOTE ON THE FREQUENCY OF AN ADVISORY VOTE

As described in Proposal 2 above, the Company’s shareholders are being provided the opportunity to cast a non-binding advisory vote on the compensation of the Company’s Named Executive Officers. The advisory vote on executive compensation described in Proposal 2 is commonly referred to as a “say-on-pay” vote. Section 14A of the Exchange Act (which was added by the Dodd-Frank Wall Street Reform and Consumer Protection Act) and the related rules of the SEC also enables the Company’s shareholders to indicate, at least once every six years, how frequently the Company should seek a non-binding advisory “say-on-pay” vote.

This Proposal 3 affords shareholders the opportunity to cast a non-binding advisory vote on how often the Company should include a say-on-pay vote in its proxy materials for future annual shareholder meetings (or a special shareholder meeting for which the Company must include executive compensation information in the proxy statement for that meeting). Under this Proposal 3, shareholders may vote to have the say-on-pay vote every year, every two years or every three years.

The Company believes that say-on-pay votes should be conducted every three years so that shareholders may express their views on the Company’s executive compensation program. The Compensation Committee, which makes recommendations to the full Board regarding the Company’s executive compensation program, and our Board of Directors value the opinions expressed by shareholders in these votes and will consider the outcome of these votes in making their decisions on executive compensation.

The proxy card provides the Company’s shareholders with the opportunity to choose among four alternatives with respect to this Proposal (holding the vote every one, two or three years, or abstaining) and, therefore, shareholders will not be simply voting to approve or disapprove the Board’s recommendation.

The alternative that receives the greatest number of votes (holding the say-on-pay vote every one, two or three years) will be the frequency that shareholders choose. Abstentions will not be taken into account in determining the outcome of this vote. Brokers and other nominee holders do not have discretion to vote uninstructed shares with respect to this Proposal. Accordingly, if brokers or other nominee holders do not receive voting instructions from beneficial owners of the shares, they will not be able to vote the shares and broker non-votes may occur with respect to this Proposal. However, broker non-votes will not affect the outcome of the vote.

The Board recommends that shareholders vote on Proposal 3 to hold the say-on-pay vote three years.

PROPOSAL 4

APPOINTMENT AND REMUNERATION OF AUDITOR

KPMG LLP has served as the Company’s auditor since 1989. A representative of KPMG LLP is expected to be present at the Meeting with the opportunity to make a statement if they desire to do so and to respond to any appropriate questions. For the fiscal years ended December 31, 2010 and 2009, the fees billed by KPMG LLP to the Company for services were:

		Year ended December 31,
		2010		2009
Audit	US$	540,749	US$	505,895
Tax fees		Nil		Nil
All other fees		Nil		Nil

	US$	540,749	US$	505,895

All services provided by KPMG LLP to the Company for 2010 and 2009 were approved by the Audit Committee. For further details regarding the Audit Committee approval process, please review the Company’s Audit Committee charter available on the Company’s website at www.vitran.com, reference to which is hereby made, and the information therein is incorporated herein by reference. There were no services provided by KPMG approved pursuant to pre-approval waiver.

Unless authority to vote is withheld with respect to the appointment of the auditors, the persons named in the accompanying form of proxy intend to vote for the reappointment of KPMG LLP, Chartered Accountants, as auditor of the Company, to hold office until the next Annual Meeting of Shareholders and to authorize the directors to fix the remuneration of the auditor.

The affirmative vote of the holders of a majority of our common shares represented at the annual meeting in person or by proxy is required for the ratification of the appointment the auditors. Shareholders may vote in favour or against this proposal, or they may abstain. Abstentions and broker non-votes will be counted for purposes of determining the presence or absence of a quorum. Abstentions are deemed to be “votes cast”, and have the same effect as a vote against this proposal. Broker non-votes are not deemed to be votes cast and, therefore, have no effect on the vote with respect to this proposal.

Audit Committee

As more fully described in its charter, the Audit Committee is responsible for overseeing the accounting and financial reporting processes, including the quarterly review and the annual audit of the consolidated financial statement by KPMG LLP, the independent registered public accounting firm. Each of Messrs. Gossling, McGraw and Hébert (i) meets the independence criteria prescribed by applicable law and the rules of the SEC for audit committee membership and is an “independent director” as defined by NASDAQ rules; (ii) meets NASDAQ’s financial knowledge and sophistication requirements; and (iii) has been determined by the Board of Directors to be an “audit committee financial expert” under SEC rules.

Report of the Audit Committee

The Audit Committee is comprised of three directors each of whom the Board has determined to be independent and financially literate under NI 52-110 and applicable NASDAQ rules. Mr. Gossling has been designated by the Board as being the financial expert on the Audit Committee. The Audit Committee oversees the Company’s financial reporting processes on behalf of the Board of Directors and operates under a written charter, which has been adopted by the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed the audited financial statements in the Annual Report with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgements and the clarity of disclosures in the financial statements.

The Audit Committee reviewed and discussed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgements as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards and under the Statement on Auditing Standards No. 61, Codification of Statements on Auditing Standards, as currently in effect. In addition, the Audit Committee has discussed with the independent auditors their independence from management and the Company, including the written disclosures and the letter from the independent auditors required by Independence Standards Board No. 1, Independence Discussions with Audit Committees, as currently in effect and has considered the compatibility of non-audit services with auditors’ independence pursuant to the policies and procedures described in the audit committee charter.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2010 for filing with the United States Securities and Exchange Commission.

The Audit Committee

/S/ JOHN R. GOSSLING
John R. Gossling (signed) Committee Chairman

/s/ RICHARD D. MCGRAW
Richard D. McGraw (signed) Director

/s/ GEORGES L. HÉBERT
Georges L. Hébert (signed) Director

PROCESS OF SHAREHOLDER COMMUNICATIONS

Shareholders wishing to communicate with the Board of Directors should submit their written comments to the Secretary of the Company, Vitran Corporation Inc., 185 The West Mall, Suite 701, Toronto, Ontario M9C 5L5 Canada. The Secretary of the Company will forward all communications (excluding advertisements, business solicitations, or material deemed to be for harassment purposes) to the individual director named in the communication.

DEADLINE FOR SHAREHOLDER PROPOSALS

In order to be included in proxy material for our 2012 Annual Meeting, shareholder proposals must be received by the Company at its executive offices no later than February 20, 2012.

In order to be included in proxy material for a meeting, the Business Corporation Act (Ontario) requires that a notice of shareholder proposal be submitted to the Company by a shareholder entitled to vote at the meeting at least 60 days before the anniversary date of the last annual meeting, if the matter is to be raised at an annual meeting, or at least 60 days before a meeting other than an annual meeting, if the matter is to be raised at a meeting other than an annual meeting.

INFORMATION INCORPORATED BY REFERENCE

The Company’s Annual Report on Form 10-K and the Company’s Audit Committee Charter are herein incorporated by reference to this Management Information Circular.

Shareholders may obtain a copy of our Annual Report on Form 10-K as filed with the Securities and Exchange Commission for the year ended December 31, 2010, as well as our Company’s Audit Committee Charter without charge, from the Company’s website, www.vitran.com. In addition, the Company undertakes to provide, without charge, to each person to whom this Management Information Circular is delivered, upon written or oral request, within one business day of receipt of such request, a copy of the information that has been incorporated herein by reference. Request may be made by writing to Sean P. Washchuk, Vice President Finance and Chief Financial Officer, Vitran Corporation Inc., 185 The West Mall, Suite 701, Toronto, Ontario, M9C 5L5, Canada or calling at 416-596-7664. Exhibits are not included, but copies of them may be obtained upon payment of copying charges. Financial information respecting the Company is provided in the Company’s financial statements and MD&A for the year ended December 31, 2010 which are included in its Annual Report on Form 10-K. Additional information respecting the Company can be reviewed on SEDAR at www.sedar.com.

GENERAL

Information contained herein is given as of the 18th day of March 2011, unless otherwise noted. If any matters which are not now known should properly come before the Meeting, the accompanying form of proxy will be voted on such matters in accordance with the best judgement of the person voting it. Management knows of no such matters. The content and sending of this Management Information Circular have been approved by the Board of Directors of the Company.

DATED at Toronto, this 18th day of March 2011.

By Order of the Board of Directors,

Sean P. Washchuk Secretary

Schedule A

Corporate Governance Disclosure Required by National Instrument 58-101

Corporate Governance Guideline	Comments
1. Board of Directors

a) Disclose the identity of the directors who are independent	The independent directors are: Richard D. McGraw William S. Deluce John R. Gossling Anthony F. Griffiths Georges L. Hébert James D. Lutes

b) Disclose the identity of directors who are not independent, and describe the basis for that determination	Richard E. Gaetz is not considered independent as he is the current President and Chief Executive Officer of the Company.

c) Disclose whether or not a majority of the directors are independent	Six of the Company’s seven directors are independent as defined by National Instrument 58-101.

d) If a director is presently a director of any other issuer that is a reporting issuer (or the equivalent) in a jurisdiction, identify both the director and the other issuer	All directorships with other public entities for each director are disclosed in the Management Information Circular, pages 6, 7, and 8.

e) Disclose whether or not the independent directors hold regularly scheduled meetings at which non-independent directors and members of management are not in attendance	The independent directors hold in-camera sessions at all Board and Committee meetings.

f)      Disclose whether or not the chair of the board is an independent director. If the board has a chair or lead director who is an independent director, disclose the identity of the independent chair or lead director, and describe his or her role and responsibilities

The current Board Chairman, Richard D. McGraw, is an independent director as defined by National Instrument 58-101. Mr. McGraw’s roles and responsibilities are disclosed in the Management Information Circular, page 24.

g) Disclose the attendance record of each director for all board meetings held since the beginning of the issuer’s most recently completed financial year	Attendance is disclosed in the Management Information Circular, page 25.

2. Board Mandate

a) Disclose the text of the board’s written mandate	The Board’s mandate is disclosed in the Management Information Circular, page 23.

3. Position Descriptions

a) Disclose whether or not the board has developed written position descriptions for the chair and the chair of each board committee	The Board has developed written position descriptions for the chair and the chairs of all Board committees.

b) Disclose whether or not the board and CEO have developed a written position description of the CEO	The Board and the CEO have developed a written position description for the CEO.

4. Orientation and Continuing Education

a) Briefly describe what measures the board takes to orient new directors regarding

i) the role of the board, its committees and its directors	The Board’s Statement of Corporate Governance Practices outlines the Company’s expectations with respect to director and committee roles and responsibilities. Each committee has a charter which further describes the specific roles and responsibilities.

ii) the nature and operation of the issuer’s business	Arrangements are made for specific briefing sessions from appropriate senior personnel. The Company organizes Board meetings at Company facilities to facilitate site visits. Directors are provided minutes and materials presented at previous meetings.

b) Briefly describe what measures the board takes to provide continuing education for its directors	Directors may enrol in professional development courses at the Company’s expense, subject to Board approval.

5. Ethical Business Conduct

a) Disclose whether or not the board has adopted a written code for the directors, officers and employees. If the board has adopted a written code:	The Company has a Code of Conduct that is applicable to all directors, senior management and employees.

i) Disclose how a person or Company may obtain a copy of the code	The Code of Conduct is available free of charge on our web-site at www.vitran.com.

ii) Describe how the board monitors compliance with its code

All new employees and directors are required to read and sign the Code of Conduct as part of the orientation process.

Senior management and the Board are required to sign the Code of Conduct annually. All signed Code of Conducts are presented to the Board annually for review.

iii) Provide a cross-reference to any material change report filed since the beginning of the issuer’s most recently completed financial year that pertains to any conduct of a director or executive officer that constitutes a departure from the code

None.

b)      Describe any steps the board takes to ensure directors exercise independent judgement in considering transactions and agreements in respect of which a director or executive officer has a material interest

The Code of Conduct outlines the conflict of interest guidelines. Any director must disclose a conflict of interest immediately. If a director has a conflict of interest in a specific topic, that director is not permitted to be present when the matter is discussed or voted upon.

c) Describe any other steps the board takes to encourage and promote a culture of ethical business conduct	The Board encourages senior management to publish an annual company newsletter and supports the Company’s whistleblower hotline.

6. Nomination of Directors

a) Describe the process by which the board identifies new candidates for board nomination

Step 1: Complete Current Board Analysis and Observation

Step 2: Determine Corporate Strategic and Business Objectives

Step 3: Develop Board Composition Target

Step 4: Develop New Director Criteria

Step 5: Identification of New Director Candidates

b) Disclose whether or not the board has a nominating committee composed entirely of independent directors	The Board does have a Nominating and Governance Committee which is comprised entirely of independent directors.

c) If the board has a nominating committee, describe the responsibilities, powers and operation of the nominating committee	The responsibilities of the Nominating and Governance Committee are included in the Committee’s Charter which can be found on our web-site at www.vitran.com.

7. Compensation

a) Describe the process by which the board determines the compensation for the issuer’s directors and officers	This information is disclosed in the Management Information Circular under the “Compensation Discussion and Analysis” and Compensation of Directors.

b) Disclose whether or not the board has a compensation committee composed entirely of independent directors

The Board does have a Compensation Committee which is comprised entirely of independent directors. The following individuals served as members of the Compensation Committee during the financial year which ended on December 31, 2010:

William S. Deluce;

Anthony F. Griffiths; and

Richard D. McGraw.

c) If the board has a compensation committee, describe the responsibilities, powers and operation of the compensation committee	The responsibilities of the Compensation Committee are included in the Committee’s Charter which can be found on our web-site at www.vitran.com

d)      If a compensation consultant or advisor has, at any time since the beginning of the issuer’s most recently completed financial year, been retained to assist in determining compensation for any of the issuer’s directors and officers, disclose the identity of the consultant or advisor and briefly summarize the mandate for which they have been retained

Hugessen Consulting Inc. was retained in 2009 to review long-term incentive compensation options for the Company’s management group.

8. Other Board Committees

a) If the board has standing committees other than audit, compensation, and nominating committees, identify the committees and describe their function	None.

9. Assessments

a)      Disclose whether or not the board, its committees and individual directors are regularly assessed with respect to their effectiveness and contribution. If assessments are regularly conducted, describe the process used for the assessments. If assessments are not regularly conducted, describe how the board satisfies itself that the board, its committees, and its individual directors are performing effectively

A Board performance review is conducted annually and the findings are reported to the Board. A questionnaire is distributed and completed by all directors. The Chairman of the Board compiles the results and if required, discusses concerns with each individual director.